Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1(File No. 333-268688) of our report dated March 30, 2023, relating to the financial statements of LogicMark, Inc. as of and for the year ended December 31, 2022, which appears in the Annual Report on Form 10-K of LogicMark Inc., for the year ended December 31, 2022.

/s/ BPM LLP

Walnut Creek, California

June 2, 2023